Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of J.Jill, Inc. of our report dated April 12, 2021 relating to the financial statements, which appears in J.Jill, Inc.’s Annual Report on Form 10-K for the year ended January 28, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 15, 2023